Exhibit 107

Calculation of Filing Fee Tables

Form S-4
(Form Type)

Transfix Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

	Security Type	Security Class Title(1)(2)	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	-	-	-	-		-		-		-	-
Fees Previously Paid	Equity	Common Stock(3)	416(a) 457(c) and 457(f)(1)	144,134,814	(4)	$9.90	(5)	$1,424,055,325.28	(5)	.0000927	$132,099.95	(5)
	Equity	Warrants	416(a) 457(c) and 457(f)(1)	16,200,000	(6)	$1.17		$18,954,000	(7)	.0000927	$1,757.04	(5)
	Equity	Common Stock issuable
		upon exchange of Warrants	416(a) 457(c) and 457(f)(1)	16,200,000	(7)(8)	$11.50		$186,300,000	(9)	.0000927	$17,270.01	(5)
	Total Offering Amounts							$1,629,309,325.28			$151,037
	Total Fees Previously Paid										$151,037
	Total Fee Offsets										$0
	Net Fee Due										$0

(1)	All securities being registered are issued by Transfix Holdings, Inc., a Delaware corporation (“Holdings”), in connection with the proposed business combination (the “Business Combination”) among Holdings, G Squared Ascend I Inc., a Cayman Islands exempted company (“SPAC”), Horizon Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of SPAC (“Merger Sub”), and Transfix, Inc., a Delaware corporation (“Transfix”), as described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/ prospectus”).

(2)	On the date of the consummation of the Business Combination (the “Closing Date”), (a) SPAC intends to effect a deregistration under the Cayman Islands Companies Law (2020 Revision) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which, SPAC’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”),

(b) immediately following the Domestication, SPAC will merge with and into Holdings (the “Initial Merger”), with Holdings surviving the Initial Merger and (c) following the Initial Merger, Merger Sub will merge with and into Transfix (the “Acquisition Merger”, and together with the Initial Merger, the “Mergers”), with Transfix surviving the Acquisition Merger as a wholly owned subsidiary of Holdings.

(3)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	Based on the maximum number of shares of common stock, par value $0.0001 per share, of Holdings (“New Transfix Common Stock”) estimated to be issued, or issuable, by Holdings in connection with the Business Combination. Such maximum number of shares of New Transfix Common Stock includes (i) 34,500,000 Class A ordinary shares, par value $0.0001 per share, of SPAC (“Class A Ordinary Shares”) that were sold pursuant to SPAC’s Registration Statement on Form S-1 (File No. 333-252268) as part of the units in SPAC’s initial public offering (the “public shares”), which will automatically convert at the effective time of the Domestication (the “Domestication Effective Time”), on a one-for-one basis, into shares of Class A common stock, par value $0.0001 per share, of SPAC (“SPAC Class A Common Stock”), which will thereafter automatically convert at the effective time of the Initial Merger (the “Initial Merger Effective Time”), on a one-for-one basis, into shares of New Transfix Common Stock, (ii) 6,955,200 Class B ordinary shares, par value $0.0001, of SPAC, which will automatically convert at the Domestication Effective Time, on a one-for-one basis, into shares of SPAC Class A Common Stock, which will thereafter automatically convert at the Initial Merger Effective Time, on a one-for-one basis, into shares of New Transfix Common Stock, (iii) 11,000,000 Class A Ordinary Shares, which represents the maximum number of Class A Ordinary Shares to be issued by SPAC as part of the units pursuant to the Forward Purchase Commitment, which will automatically convert at the Domestication Effective Time, on a one-for-one basis, into shares of SPAC Class A Common Stock, which will thereafter automatically convert at the Initial Merger Effective Time, on a one-for-one basis, into shares of New Transfix Common Stock and (iv) 91,499,174 shares of New Transfix Common Stock, which represents the maximum number of shares of New Transfix Common Stock that may be issued in connection with the Acquisition Merger (calculated based on an estimated exchange ratio of approximately 1.1727 shares of New Transfix Common Stock for each share of Transfix Common Stock), including up to 7,500,000 shares of New Transfix Common Stock that may be issued after consummation of the Acquisition Merger pursuant to the earnout provisions of the business combination agreement described herein.

(5)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and estimated solely for the purpose of calculating the registration fee, based on the average of the high and low trading prices of the Class A Ordinary Shares (i) for the 168,148 shares of New Transfix Common Stock included in Amendment No. 2 to the registration statement, on January 12, 2022 ($9.90 per share), (ii) for the 19,961 shares of New Transfix Common Stock included in Amendment No. 1 to the registration statement, on December 16, 2021 ($9.88 per share) and (iii) for the 143,946,705 shares of New Transfix Common Stock included in the initial filing of this registration statement, on November 8, 2021 ($9.88 per share).

(6)	Represents (i) warrants to acquire 6,900,000 Class A Ordinary Shares (“SPAC Warrants”) that were sold as part of the units in SPAC’s initial public offering, which will each automatically convert at the Domestication Effective Time, on a one-for-one basis, into one whole warrant exercisable for one share of SPAC Class A Common Stock, which will thereafter automatically convert at the Initial Merger Effective Time, on a one- for-one basis, into one whole warrant exercisable for one share of New Transfix Common Stock (each resulting warrant, an “Assumed Public Warrant”), (ii) 7,100,000 SPAC Warrants, consisting of 6,100,000 SPAC Warrants that were sold to SPAC’s sponsor in private placements and 1,000,000 SPAC Warrants that were acquired by SPAC’s sponsor as consideration for a $1,500,000 working capital loan made by the sponsor to SPAC, which will each automatically convert at the Domestication Effective Time, on a one-for-one basis, into one whole warrant exercisable for one share of SPAC Class A Common Stock, which will thereafter automatically convert at the Initial Merger Effective Time, on a one-for-one basis, into one whole warrant exercisable for one share of New Transfix Common Stock (each resulting warrant, an “Assumed Sponsor Warrant”) and

(iii) 2,200,000 SPAC Warrants, which is the maximum number of warrants to be issued by SPAC pursuant to the Forward Purchase Commitment, which will each automatically convert at the Domestication Effective Time, on a one-for-one basis, into one whole warrant exercisable for one share of SPAC Class A Common Stock, which will thereafter automatically convert at the Initial Merger Effective Time, on a one-for-one basis, into one whole warrant exercisable for one share of New Transfix Common Stock (each resulting warrant, an “Assumed Forward Purchase Commitment Warrant” and together with the Assumed Public Warrants and the Assumed Sponsor Warrants, the “Assumed SPAC Warrants”).

(7)	Pursuant to Rules 457(c) and 457(f)(1) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 16,200,000 Assumed SPAC Warrants, the estimated maximum number of Assumed SPAC Warrants that may be issued in connection with the Domestication and Initial Merger, and (ii) $1.17, the average of the high and low trading prices of the SPAC Warrants on November 8, 2021.

(8)	Represents New Transfix Common Stock issuable upon the exercise of Assumed SPAC Warrants.

(9)	Pursuant to Rule 457(g) promulgated under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is an amount equal to the product of (i) 16,200,000 shares of New Transfix Common Stock, the estimated maximum number of shares of New Transfix Common Stock that may be issued on exchange of Assumed SPAC Warrants, and (ii) $11.50, the exercise price of the Assumed SPAC Warrants.

2